                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACT: Timothy Losik
         Chief Financial Officer
         Omtool, Ltd.
         603-898-8900, ext. 1416
         tlosik@omtool.com

OMTOOL ANNOUNCES QUARTERLY RESULTS

SALEM, N.H., April 21, 2003 - Omtool, Ltd. (NASDAQ: OMTL) today announced its financial results for the first quarter ended March 31, 2003. Total revenues for the first quarter were approximately $3.0 million, compared with revenues of approximately $4.0 million for the first quarter of 2002. During the quarter, the Company recorded a net loss of approximately $665,000 or $(0.38) per share, on a basic and diluted basis as compared to a net loss of approximately $1.1 million or $(0.60) per share, on a basic and diluted basis for the first quarter of 2002.

"We continue to experience an environment of weak demand, which is reflected in our revenue this quarter," said Robert Voelk, Omtool's president and chief executive officer. "As a result, we continue to hold the line on all costs not related to the successful deployment of our product strategy. The combination of the AccuRoute(TM), Genidocs(TM) and Genifax(TM) products provide a complete suite of products that enable an enterprise to accomplish electronic document delivery to multiple recipients in multiple modes - whether those documents start as paper or in a digital format."

Omtool's first quarter was highlighted by the launch of the AccuRoute Legal Edition (LE) document delivery system for law firms utilizing multifunction devices. Just like the AccuRoute system, the AccuRoute LE system is distinguished by its utility and end-user simplicity. The AccuRoute LE system does not require users to learn new workflows because its intuitive functionality works within the context of existing processes such as copying, scanning, cost recovery and document management profiling and archiving. The AccuRoute LE system features a desktop-created cover sheet that eliminates productivity problems that arise from multifunction device usage, such as requiring users to type in each destination address while standing at the machine and being forced to conduct multiple, separate scans for each delivery channel.

In addition to the AccuRoute LE system, Omtool released numerous application connectors to several of the Company's products, including: Oracle and SAP connectors for Genifax; GroupWise connectors for Genifax and Genidocs; and other application-specific capabilities.

Omtool remains committed to providing solutions to multiple regulatory environments. This includes the healthcare industry, which is facing significant procedural upheaval due to the recent enactment of the Health Insurance Portability and Accountability Act (HIPAA). All of Omtool's software systems help organizations comply with HIPAA's current privacy mandates and upcoming security requirements in an efficient, cost-effective manner - requiring little end-user training and minimal administrative management. Omtool's product suite accomplishes this through multiple secure configuration and encryption schemes that can be applied to most regulated transactions, including the electronic transmission of protected health information.


                                     -more-


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                                                 OMTOOL ANNOUNCES RESULTS/PAGE 2


ABOUT OMTOOL, LTD.
Omtool provides enterprise document messaging applications that streamline workflows, reduce costs and ensure secure, confidential e-document exchange. Omtool accomplishes this by integrating with industry-leading e-mail messaging, enterprise resource and document management systems to add secure delivery and high volume fax functionality to a company's existing communication infrastructure. Because paper remains an integral part of many business processes, Omtool also provides technology that incorporates electronic delivery, security and billing functionality into industry-leading multifunction and scanning devices. Based in Salem, N.H., and with an office in the United Kingdom, the company can be contacted at 800-886-7845 or www.omtool.com.

The consolidated statement of operations and condensed consolidated balance sheet follow.

                                                 OMTOOL ANNOUNCES RESULTS/PAGE 3



                                  OMTOOL, LTD.
                       CONSOLIDATED SUMMARY FINANCIAL DATA
                     (in Thousands except Per Share Amounts)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)                             THREE MONTHS ENDED
                                             MARCH 31,
                                        2003            2002
                                        ----            ----
Revenues:
    Software license                     $   878       $   1,279
    Hardware                                 506             783
    Service and other                      1,598           1,900
                                    ------------    ------------

       Total revenues                      2,982           3,962
                                    ------------    ------------
Cost of revenues:
    Software license                          54              74
    Hardware                                 348             517
    Service and other                        792             770
                                    ------------    ------------
       Total cost of revenues              1,194           1,361
                                    ------------    ------------
    Gross profit                           1,788           2,601
                                    -------------    ------------
Operating expenses:
    Sales and marketing                    1,332           1,647
    Research and development                 584             832
    General and administrative               732           1,260
                                    ------------    ------------
       Total operating expenses
                                           2,648           3,739
                                    ------------    ------------
Loss from operations                        (860)         (1,138)
Interest income                               39              51
                                    ------------    ------------
Loss before tax benefit                     (821)         (1,087)
Tax benefit                                 (156)              -
                                    ------------    ------------
Net loss                                 $  (665)      $  (1,087)
                                    ============    ============

Net loss per share
   Basic and diluted                     $ (0.38)      $   (0.60)
                                    ============    ============

Weighted average number of common
   shares outstanding
   Basic and diluted                       1,746           1,815
                                    ============    ============

                                                 OMTOOL ANNOUNCES RESULTS/PAGE 4


                                             MAR. 31, 2003        DEC. 31,
CONSOLIDATED BALANCE SHEETS                   (Unaudited)            2002

Assets:
Cash and cash equivalents                     $  6,909       $  8,192
Short-term investments                           1,999          1,597
Accounts receivable, net                         1,223          1,665
Inventory                                          249            188
Prepaids and other                                 332            420
Deferred tax asset                                   -              -
                                          ------------    -----------
                                                10,712         12,062
Property and equipment, net                        625            616
Other assets                                        14             14
                                          ------------    -----------
                                              $ 11,351       $ 12,692
                                          ============    ===========
Liabilities and stockholders' equity:
Accounts payable                              $  1,100       $  1,019
Accrued expenses                                 2,274          2,941
Deferred revenue                                 3,339          3,398
                                          ------------    -----------
                                                 6,713          7,358
Stockholders' equity                             4,638          5,334
                                          ------------    -----------
                                              $ 11,351       $ 12,692
                                          ============    ===========





                                       ###

This press release contains forward-looking statements, including, without limitation, statements regarding the Company's future financial and operating performance, customer interest in AccuRoute(TM), Genidocs(TM) and Genifax(TM) products and in other secure electronic document exchange solutions, the continuing viability of the fax and secure electronic document delivery and exchange markets and the needs of Internet-connected businesses, the Company's strategic relationship and the future plans of Company management. These forward-looking statements are neither promises nor guarantees, but are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements, including but not limited to, risks associated with the introduction of new product offerings, including the AccuRoute, Genidocs and Genifax software products, the success of the Company's channel sales strategies, business partner strategies and new marketing efforts, the continuation of market demand for fax-based software solutions, fluctuations in quarterly results of operations, dependence on continuing market acceptance of Fax Sr. NT(TM) software, changes in the regulatory environment, dependence on continuing growth in the number of organizations implementing secure electronic document exchange, competition, the Company's ability to complete development of, and market acceptance of new products, including the AccuRoute, Genidocs and Genifax software products, product enhancements, the risks associated with reductions in staff and those other risk factors described in the Company's periodic reports and registration statements as filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2003. Reported results should not be considered an indication of future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Omtool undertakes no responsibility to update any such forward-looking statements.